UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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On September 14, 2017, The Procter & Gamble Company (“P&G”), posted the following material to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

HOW TO VOTE-> CEO David Taylor talks with CNBC’s Jim Cramer about P&G’s transformation into a stronger, more focused and more profitable company with an innovative, market leading portfolio of brands that is creating shareholder value ahead of industry peers. Mr. Taylor also discussed the ongoing proxy contest and explains why Nelson Peltz does not have the requisite skills nor the experiences the Company seeks for membership on P&G’s Board. WATCH VIDEO

We strongly recommend you vote the BLUE Proxy Card to maintain our momentum and continue advancing our plan for the following reasons: P&G is delivering growth and shareholder value with a strategy and plan that is working. P&G has transformed itself with a streamlined and focused portfolio of brands and categories. P&G is fueling growth and value through significant productivity improvements. P&G has simplified its organization design to drive clear ownership and accountability for decisions and results by category. P&G is raising the bar to a new standard of excellence to meet the needs of consumers. P&G has a highly diverse and experienced Board that was carefully selected to bring the right balance of fresh perspectives and strong institutional knowledge. We believe Mr. Peltz initiated the proxy contest to satisfy his own agenda and to meet the expectations of his limited partners. What’s best for P&G right now is balance and focus, with the Board and employees continuing a steady commitment to a plan that is working. P&G will not benefit from change for the sake of change. Click here to learn how to vote the BLUE Proxy Card today. To learn more about how we are continuing to deliver on our goal of balanced growth, value creation and total shareholder return, please view the following letters.

Messages From Chairman, President and CEO David Taylor Facts on Our Progress & Plan September 11, 2017 Our Diverse, Experienced Board August 28, 2017 P&G is a profoundly different, much stronger, and more profitable company than it was just a few years ago. Our focused portfolio of market leading brands is creating consumer and shareholder value. READ LETTER P&G has a world-class Board with the experience and insights to deliver growth and shareholder value, and is executing a winning strategy that is working. Trian is focused on an outdated view of P&G, not the P&G of today. READ LETTER P&G is on the Right Track August 14, 2017 Delivering on Commitments August 1, 2017 Since the CEO transition on November 1, 2015, our team Fiscal 2017 was a success- we met or exceeded our has delivered total shareholder return of 27% - well above objectives despite slowing market growth and volatile the 8% weighted average return during the same period for currency and commodity environments around the world. companies where Nelson Peltz serves as a Board member.READ LETTER READ LETTER

VOTE THE BLUE PROXY CARD TODAY Online Voting Is Quick And Easy To Use Find your unique control number in the box located next to the arrow (->) on your blue proxy or blue notice card HOW TO VOTE-> HOME OUR RESULTS FROM THE CEO OUR PLAN OUR BOARD FAQ Vote Blue Discard White HOW TO VOTE-> Touching lives, improving live P&GTM © 2017 Procter & Gamble Disclaimer

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.